EXHIBIT 10.4


  Terms Sheet for Maintenance of Sabila Industrial Plants on Leased Land
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  *    Sabila Industrial  will  pay  $122 per  Ha  for  Rancho  Aloe  to maintain the plants on leased plots and control the weeds on the leased plots.

  * Plants and land will be kept in the same condition as other plots at Rancho Aloe.

  * Sabila Industrial will not pay for any irrigation of the plants during the term of the maintenance agreement unless specifically requested by Sabila Industrial. If irrigation is requested, Sabila Industrial will pay $150 per Ha per month for irrigation services.




  Date:  April 20, 1999




  Agreed to: /s/ Bernard Tice
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             /s/ Robert W. Schnitzius
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